Exhibit 16.1

August 13, 2009

Securities and Exchange Commission
Washington, DC   20549

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K of ChinaNet Online Holdings, Inc. (f/k/a/ Emazing Interactive, Inc.) (the “Company”) dated July 30, 2009 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ The Hall Group CPAs

The Hall Group CPAs